As filed with the Securities and
Exchange Commission on May 10, 1996           Registration No. 33-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                       --------------------------------



                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                       --------------------------------

                                  Graco Inc.
            (Exact name of registrant as specified in its charter)

Minnesota                                                         41-0285640
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                          4050 Olson Memorial Highway
                      Golden Valley, Minnesota 55422-5332
              (Address of principal executive offices) (Zip Code)

                                  Graco Inc.
                    Nonemployee Director Stock Option Plan
                           (Full title of the plan)

                          CT Corporation System Inc.
                            405 Second Avenue South
                         Minneapolis, Minnesota  55401
                    (Name and address of agent for service)

                                (612) 333-4315
         (Telephone number, including area code, of agent for service)
                       ----------------------------------



                        CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of                             maximum       maximum
securities          Amount           offering      aggregate     Amount of
to be               to be            price per     offering      registration
registered          Registered       share(1)      price(1)      fee


Common Stock
($1.00 par value)   200,000 shares   $18.00        $3,600,000    $1,241.38


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 8, 1996.

                                   PART II.
                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents, which have been filed by Graco Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995;

          (b) no other reports have been filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year;

          (c) the description of the Company's Common Stock, par value $1.00 per share, contained in any registration statement or report filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

          All documents the Company has filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the Shares being registered hereby has been passed upon for the Company by Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc., Minneapolis, Minnesota. Mr. Mattison is an officer of the Company.

Item 6.  Indemnification of Directors and Officers.

          Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court. The bylaws of the Company provide that the Company shall indemnify such person, for such liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended. This indemnification may include indemnification for liabilities arising under the Securities Act of 1933.

Item 8.  Exhibits.

          4.1  Restated Articles of Incorporation of Graco Inc.
               (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995)

          5.1 Opinion of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc., regarding legality

          23.1 Consent of Deloitte & Touche LLP, independent auditors

          23.2 Consent of Robert M. Mattison, Vice President, General Counsel and Secretary of Graco Inc. (included in Exhibit 5.1 above)

          24.1 Power of Attorney

Item 9.  Undertakings.

A.  Post-Effective Amendments.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden Valley, State of Minnesota on the 10th day of May, 1996.

Graco Inc.



By:  /s/ Robert M. Mattison
     Robert M. Mattison
     Vice President, General Counsel
        and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



/s/ George Aristides               President and Chief Executive Officer
George Aristides                   (Principal Executive Officer)



/s/ David M. Lowe                  Treasurer
David M. Lowe                      (Principal Financial Officer)



/s/ James A. Graner                Vice President and Controller
James A. Graner                    (Principal Accounting  Officer)

David A. Koch                      Director, Chairman of the Board
George Aristides                   Director, President and Chief Executive
                                      Officer
Ronald O. Baukol                   Director
Joe R. Lee                         Director
Richard D. McFarland               Director
Lee R. Mitau                       Director
Martha A.M. Morfitt                Director
Charles M. Osborne                 Director
Dale R. Olseth                     Director
William G. Van Dyke                Director

George Aristides, by signing his name hereto, does hereby sign this document on behalf of himself and each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such persons (set forth in Exhibit 24.1 to this Registration Statement).



/s/ George Aristides
George Aristides
(For himself and as attorney-in-fact)

Dated: May 10, 1996

                                 EXHIBIT INDEX


Exhibit                                                                 Page

4.1    Restated Articles of Incorporation of Graco Inc.
       (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1995)

5.1    Opinion of Robert M. Mattison regarding legality                    6

23.1   Consent of Deloitte & Touche LLP, independent auditors              7

23.2   Consent of Robert M. Mattison (included in Exhibit 5.1)             6

24.1   Power of Attorney                                                   8

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